As filed with the Securities and Exchange Commission on December 14, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0586680
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2925 Briarpark, Suite 1050	77042
Houston, Texas	(Zip Code)
(Address of principal executive offices)

U.S. CONCRETE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Curt M. Lindeman
Vice President, General Counsel and Corporate Secretary
U.S. Concrete, Inc.
2925 Briarpark, Suite 1050
Houston, Texas 77042
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (713) 499-6200 copy to:
Ted W. Paris
Baker Botts L.L.P.
3000 One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Securities to	Amount to be	Proposed Maximum	Aggregate Offering	Registration
be Registered	Registered (1)	Offering Price Per Share (2)	Price	Fee

Common Stock (par value $0.001 per share)(2)	300,000	$1.07	$321,000	$17.91

(1)	Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan.

(2)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price per share of common stock of U.S. Concrete reported on The Nasdaq Global Market from on December 10, 2009.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of U.S. Concrete, Inc. on Form S-8 relating to the same employee benefit plan are effective. On December 29, 2000 U.S. Concrete filed with the Commission a Registration Statement on Form S-8 (File No. 333-52980) (the “2000 Form S-8”) with respect to an aggregate of 1,000,000 shares of U.S. Concrete’s Common Stock issuable pursuant to the U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”). On December 20, 2004, U.S. Concrete filed with the Commission a Registration Statement on Form S-8 (File No. 333-121458) (the “2004 Form S-8”) with respect to an additional 1,000,000 shares of the Company’s Common Stock issuable pursuant to the ESPP. The ESPP provides that the number of shares that may be issued under the ESPP will be subject to annual adjustment. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 300,000 shares of Common Stock that may be issued under the ESPP, based on such annual adjustments and the historical and anticipated purchase levels under the ESPP. The contents of the 2000 Form S-8 and 2004 Form S-8 relating to the ESPP are incorporated by reference into this Registration Statement.

PART II
Item 8. Exhibits.
     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
Number	Description

4.1 *	—Restated Certificate of Incorporation of U.S. Concrete dated May 9, 2006 (Form 8-K dated May 9, 2006 (File No. 000-26025), Exhibit 3.1).

4.2*	—Amended and Restated Bylaws of U.S. Concrete, as amended (Post Effective Amendment No. 1 to Form S-3 (Reg. No. 333-42860), Exhibit 4.2).

4.3*	—Form of certificate representing common stock of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 4.3).

4.4*	—Certificate of Designation of Junior Participating Preferred Stock (Form 8-K dated November 6, 2009 (File No. 000-26025), Exhibit 3.1).

4.5*	—Section 382 Rights Agreement by and between U.S. Concrete and American Stock Transfer & Trust Company, including form of Rights Certificate attached as Exhibit B thereto (Form 8-K dated November 6, 2009 (File No. 000-26025), Exhibit 4.1).

4.6*	—U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Proxy Statement relating to 2000 annual meeting of stockholders, Appendix A).

4.7*	—Amendment No. 1 to U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Form 8-K dated December 16, 2005 (File No. 000-26025), Exhibit 10.1).

5.1	—Opinion of Baker Botts L.L.P. as to the legality of the securities.

23.1	—Consent of PricewaterhouseCoopers LLP.

23.2	—Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—Powers of Attorney (included in signature pages).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on December 14, 2009.

U.S. CONCRETE, INC.
By:	/s/ Michael W. Harlan
	Name:	Michael W. Harlan
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below appoints Michael W. Harlan, Robert D. Hardy and Curt M. Lindeman, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 14th day of December, 2009.

Signature	Title

/s/ Michael W. Harlan	President and Chief Executive Officer and
Michael W. Harlan	Director (Principal Executive Officer)

/s/ Robert D. Hardy	Executive Vice President, and Chief Financial Officer
Robert D. Hardy	(Principal Financial and Accounting Officer)

/s/ John M. Piecuch	Director
John M. Piecuch

/s/ Vincent D. Foster	Director
Vincent D. Foster

/s/ T. William Porter III	Director
T. William Porter III

/s/ Mary P. Ricciardello	Director
Mary P. Ricciardello

/s/ William T. Albanese	Vice President of Business Development and
William T. Albanese	Director

/s/ Ray C. Dillon	Director
Ray C. Dillon

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1 *	—Restated Certificate of Incorporation of U.S. Concrete dated May 9, 2006 (Form 8-K dated May 9, 2006 (File No. 000-26025), Exhibit 3.1).

4.2*	—Amended and Restated Bylaws of U.S. Concrete, as amended (Post Effective Amendment No. 1 to Form S-3 (Reg. No. 333-42860), Exhibit 4.2).

4.3*	—Form of certificate representing common stock of U.S. Concrete (Form S-1 (Reg. No. 333-74855), Exhibit 4.3).

4.4*	—Certificate of Designation of Junior Participating Preferred Stock (Form 8-K dated November 6, 2009 (File No. 000-26025), Exhibit 3.1).

4.5*	—Section 382 Rights Agreement by and between U.S. Concrete and American Stock Transfer & Trust Company, including form of Rights Certificate attached as Exhibit B thereto (Form 8-K dated November 6, 2009 (File No. 000-26025), Exhibit 4.1).

4.6*	—U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Proxy Statement relating to 2000 annual meeting of stockholders, Appendix A).

4.7*	—Amendment No. 1 to U.S. Concrete, Inc. 2000 Employee Stock Purchase Plan (Form 8-K dated December 16, 2005 (File No. 000-26025), Exhibit 10.1).

5.1	—Opinion of Baker Botts L.L.P. as to the legality of the securities.

23.1	—Consent of PricewaterhouseCoopers LLP.

23.2	—Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—Powers of Attorney (included in signature pages).

*	Incorporated herein by reference as indicated.